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                                                                   EXHIBIT 10.15
                          BRIDGE CONSTRUCTION LOAN NOTE

$10,000,000                                                  September 30, 1999

          FOR VALUE RECEIVED, the undersigned, THIRD PARTY INVESTORS I, LLC, a Delaware limited liability company ("Borrower"), promises to pay to the order of Alterra Healthcare Corporation, a Delaware corporation ("Lender") and, together with any holder hereof ("Holder"), at 450 N. Sunnyslope Rd., Suite 300, Brookfield, Wisconsin 53005 (or at such other place as the Holder may designate in writing to Borrower), the principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000), or, if less, the unpaid aggregate principal amount of all loans made from time to time hereunder, plus interest as hereinafter provided.

          All capitalized terms used herein shall have the meanings ascribed to such terms in that certain Bridge Construction Loan Agreement dated as of the date of this Note by and between Borrower and Lender (the "Loan Agreement"), except to the extent that such capitalized terms are otherwise defined or limited herein.

          The aggregate Loan Amount of all outstanding Loans made pursuant to the Loan Agreement, together with accrued interest thereon, shall be paid from time to time as provided in Section 2.1(d) of the Loan Agreement.

          Borrower may repay all or any portion of the principal amount of this
Note in full or in part at any time prior to the date payments of principal are due, without premium or penalty, in the manner set forth in the Loan Agreement.

          The principal amount of outstanding Loans shall bear interest during the period from and including the date of funding of such Loans to (but not including) the date the principal amount thereof is paid in full, at the per annum rate equal to the Prime Rate plus 1% (the "Applicable Rate").

          For purposes of this Note, the term "Prime Rate" means the prime interest rate in effect from time to time as published in the Money Rates Section of The Wall Street Journal, or its successor.

          Interest shall be calculated on the basis of the 360/365 method, which computes a daily amount of interest for a hypothetical year of 360 days, then multiplies such amount by the actual number of days elapsed in an interest calculation period. All past due amounts of principal of, and to the extent permitted by applicable law, unpaid interest on, this Note from time to time outstanding, shall bear interest at a rate equal to the then Applicable Rate plus two percent (2%).

















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          In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the undersigned or inadvertently received by Holder, then such excess sum shall be credited as a payment of principal, unless the undersigned shall notify Holder, in writing that the undersigned elects to have such excess sum returned to it forthwith. It is the express intent hereof that the undersigned not pay and that Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the undersigned under applicable law.

          This Note is entitled to the benefits of the Loan Agreement which contains provisions with respect to the acceleration of the maturity of this Note upon the happening of certain stated events, and provisions for prepayment.

          Should an Event of Default occur under the Loan Agreement, then, at any time while such Event of Default shall continue, Holder shall have the right and option, in its sole discretion, to exercise any and all of the remedies provided and available to it under the Loan Agreement.

          All parties now or hereafter liable with respect to this Note, whether the Borrower, any guarantor, endorser or any other Person, hereby expressly waive presentation, demand of payment, protest, notice for demand of payment, protest and notice of non-payment, or any other notice of any kind with respect thereto.

          No delay or failure on the part of Holder in the exercise of any right or remedy hereunder, under the Loan Agreement or under the Equity Pledge Agreement, or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy hereunder, under the Loan Agreement, the Equity Pledge Agreement, or at law or in equity, shall preclude or estop another or further exercise thereof or the exercise of any other right or remedy.

          Principal and interest on this Note shall be payable and paid in lawful money of the United States of America.

          Holder shall be under no duty to exercise any or all of the rights and remedies given by this Note or the Loan Agreement or either of the Equity Pledge Agreements and no party to this instrument shall be discharged from the obligations or undertakings hereunder (a) should the Holder release or agree not to sue any Person against whom the party has, to the knowledge of the Holder, a right to recourse, or (b) should the Holder agree to suspend the right to enforce this Note or the Holder's interest in any collateral pledged or any guaranty given to secure this Note against such Person or other discharge such Person.

          The provisions of this Note shall be construed and interpreted, and all rights and obligations of the parties hereunder determined, in accordance with the laws of the State of Wisconsin.


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          IN WITNESS WHEREOF, Borrower has caused this Note to be executed, and delivered in its name, by and through the undersigned, thereunto duly authorized, as of the day and year first above written.


                           THIRD PARTY INVESTORS I, LLC,
                           a Delaware limited liability company

                           By: Twin Oaks Capital, LLC, a Delaware limited liability company, Manager


                               By: /s/ Ronald G. Kenny
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                                  Ronald G. Kenny, President


























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